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                                                                   EXHIBIT 10.2

                                PROMISSORY NOTE


$10,000,000.00                     Houston, Texas                 April 23, 1997


       NEWMARK HOMES, L. P. (hereinafter called the "Borrower"), a limited partnership with offices at 1200 Soldiers Field Drive, Sugar Land, Texas 77479, for value received, promises and agrees to pay on or before May 31, 1998, to the order of BANKTEXAS N.A. (hereinafter called the "Lender") at its offices at 8820 Westheimer, P. O. Box 630369, Houston, Texas 77263, in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, the principal sum of TEN MILLION AND NO/00 DOLLARS ($10,000,000.00), or so much thereof as may be advanced pursuant to the Loan Agreement hereinafter mentioned, as shown on the schedule attached hereto and any continuation of such schedule.

       All capitalized terms which are used but not defined in this Note shall have the same meanings as in the Construction Loan Agreement of even date herewith between the Borrower and the Lender (such Construction Loan Agreement, together with all amendments or supplements thereto, being the "Loan Agreement").

       In addition to the principal sum referred to in the first paragraph of this Note, the Borrower also agrees to pay interest on all amounts hereof so advanced and remaining from time to time unpaid hereon from the date hereof until maturity at a varying rate per annum which is one-eighth of one percent (.125%) per annum above the Prime Rate (but in no event to exceed the Highest Lawful Rate).

       Past due principal and interest shall bear interest at a varying rate per annum which is five percent (5%) above the Prime Rate (but in no event to exceed the Highest Lawful Rate). Adjustments in the varying interest rate shall be made on the same day as each change announced in the Prime Rate and, to the extent allowed by law, on the effective date of any change in the Highest Lawful Rate.




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       As used herein, the term "Prime Rate" shall mean the First Banks, Inc.,
St. Louis prime rate. The Prime Rate is not necessarily the lowest rate charged by Lender on its loans. If the First Banks, Inc., St. Louis prime rate becomes unavailable during the term of this Note, Lender may designate a substitute prime rate.

       Accrued interest is due and payable monthly, the first such payment being due and payable on May 5, 1997, and the remaining payments being due and payable on the fifth (5th) day of each and every succeeding calendar month thereafter and at the maturity of this Note.

       The Borrower and any and each co-maker, guarantor, accommodation party, endorser or other person liable for the payment or collection of this Note expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, bringing of suit, and diligence in taking any action to collect amounts called for hereunder and in the handling of Property at any time existing as security in connection herewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in collection with any Lien at any time had or existing as security for any amount called for hereunder.

       This Note is issued pursuant to and is entitled to the benefits of the Loan Agreement. Reference is made to the Loan Agreement for provisions for the acceleration of the maturity hereof on the occurrence of certain events specified therein, for interest rate computations in the event that the otherwise agreed rate is at any time limited by the Highest Lawful Rate, for the reimbursement of attorneys' fees or other costs of collection or enforcement, and for all other pertinent purposes. It is contemplated that by reason of prepayment hereon there may be times when no Indebtedness is owing hereunder; but notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect as to Advances made pursuant to the Loan Agreement subsequent to each occurrence.

       It is the intention of the parties hereto to conform strictly to usury laws applicable to the Lender. Accordingly, if the transactions contemplated hereby would be usurious under applicable





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law (including the laws of the United States of America and the State of
Texas), then, in the event, notwithstanding anything to the contrary herein or in the Loan Agreement or in any other Security Instrument or agreement entered into in connection with or as security for this Note, it is agreed as follows:
(i) the aggregate of all consideration which constitutes interest under law applicable to the Lender that is contracted for, taken, reserved, charged or received herein or under the Loan agreement or under any of the other Loan Papers or otherwise in connection herewith shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by the Lender on the principal amount of the Indebtedness (or, if the principal amount of the Indebtedness shall have been paid in full, refunded by the Lender to the Borrower, as required); and (ii) in the event that the maturity of this Note is accelerated by reason of an election of the Lender resulting from an Event of Default under the Loan Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in the Loan Agreement or otherwise shall be cancelled automatically as the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Indebtedness (or, if the principal amount of the Indebtedness shall have been paid in full, refunded by the Lender to the Borrower, as required). Without limiting the foregoing, all calculation of the rate of interest taken, reserved, contracted for, charged, received or provided for under this Note or any other the Loan Papers which are made for the purpose of determining whether the interest rate exceeds the Highest Lawful Rate shall be made, to the extent allowed by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time taken, reserved, contracted for, charges, received or provided for under this Note or any of the Loan Papers. To the extent that
Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to the Lender for the purpose of determining the Highest Lawful Rate, the Lender hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to the Lender's right subsequently to change such method in accordance with applicable law.



                                                  NEWMARK HOMES, L.P.



                                                  By: /s/ TERRY WHITE
                                                     ---------------------------
                                                  Name: Terry White
                                                       -------------------------
                                                  Title: Senior Vice President
                                                        ------------------------





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